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                                                                     Exhibit 5.1
[Pepper Hamilton LLP Letterhead]

February 3, 2003

Yardville National Bancorp
2465 Kuser Road
Hamilton, New Jersey 08690

        Re:   Yardville National Bancorp
              Registration Statement on Form S-8
              ----------------------------------

Ladies and Gentlemen:

         Reference is made to a Registration Statement on Form S-8 of Yardville National Bancorp (the "Company") which is being filed with the Securities and Exchange Commission on the date hereof (the "Registration Statement"). Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Registration Statement.

         The Registration Statement covers 660,000 shares of the Company's common stock, no par value per share (the "Shares") which may be issued pursuant to the Yardville National Bancorp 1997 Stock Option Plan, as amended effective May 2, 2000 (the "1997 Plan").

         We have examined the Registration Statement, including the exhibits thereto, the Company's Articles of Incorporation, as amended, the Company's By-laws, the 1997 Plan and such documents as we have deemed appropriate in rendering this opinion. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the authenticity of all documents submitted to us as copies of originals.

         Based on the foregoing, we are of the opinion that the Shares, when issued and paid for in accordance with the terms of the 1997 Plan, will be validly issued, fully paid and non-assessable.

         Our opinion is limited to the New Jersey Business Corporation Law Act, as amended, including the statutory provisions and all applicable provisions of the Constitution of the State of New Jersey and reported judicial decisions interpreting these laws, and the federal securities laws, each as in effect on the date hereof.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations of the Securities and Exchange Commission thereunder.

                                             Very truly yours,

                                             /s/ PEPPER HAMILTON LLP

                                             PEPPER HAMILTON LLP